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                                                                      EXHIBIT 11

                      FIRST TENNESSEE NATIONAL CORPORATION
                           PRIMARY EARNINGS PER SHARE
                      AND FULLY DILUTED EARNINGS PER SHARE




                                                               Three Months Ended                  Six Months Ended
                                                                     June 30                            June 30
                                                        ------------------------------      ------------------------------

Computation for Statements of Income:                       1995              1994              1995              1994
------------------------------------                    -----------       -----------       -----------       -----------
Per statements of income (Thousands):
  Net income                                            $    40,753       $    36,751       $    75,360       $    76,555
                                                        ===========       ===========       ===========       ===========

Per statements of income:
  Weighted average shares outstanding                    34,241,312        34,330,157        34,175,346        34,309,837
                                                        ===========       ===========       ===========       ===========
Primary earnings per share (a):
  Net income                                            $      1.20       $      1.07       $      2.21       $      2.23
                                                        ===========       ===========       ===========       ===========
Additional Primary computation
------------------------------
Adjustment to weighted average shares
  outstanding:
  Weighted average shares outstanding
    per primary computation above                        34,241,312        34,330,157        34,175,346        34,309,837
  Add dilutive effect of outstanding
    options (as determined by the
    application of the treasury stock
    method)                                                 501,997           541,214           480,662           520,795
                                                        -----------       -----------       -----------       -----------
  Weighted average shares outstanding,
    as adjusted                                          34,743,309        34,871,371        34,656,008        34,830,632
                                                        ===========       ===========       ===========       ===========

Primary earnings per share, as adjusted (b):
  Net income                                            $      1.17       $      1.05       $      2.17       $     $2.20
                                                        ===========       ===========       ===========       ===========

Additional Fully Diluted Computation
------------------------------------
Adjustment to weighted average share
  outstanding:
  Weighted average shares outstanding
    per primary computation above                        34,743,309        34,871,371        34,656,008        34,830,632
  Additional dilutive effect of outstanding
    options (as determined by the application
    of the treasury stock method)                            91,420            51,409            56,108            25,913
                                                        -----------       -----------       -----------       -----------
  Weighted average shares outstanding,
    as adjusted                                          34,834,729        34,922,780        34,712,116        34,856,545
                                                        ===========       ===========       ===========       ===========

Fully diluted earnings per share, as adjusted (b):
  Net income                                            $      1.17       $      1.05       $      2.17       $      2.20
                                                        ===========       ===========       ===========       ===========

(a)  These figures agree with the related amounts in the statements of income.
(b) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.